THIS INDENTURE made this 15 day of ~~August,~~ September 2004 by and between Whitman Plaza LLC with offices at 326 Walt Whitman Road, Huntington Station, New York (hereinafter called the "Landlord"), and Medivisor, Inc., a domestic corporation with offices located at 326 Walt Whitman Road, Huntington Station, NY 11746 (hereinafter called the "Tenant").

WITNESSETH

That the landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of the tenant, its successors and assigns, to be paid, kept, and performed, have demised and leased and by these presence do demise and lease unto the tenant, and the tenant does hereby take and hire, upon and subject to the conditions hereinafter expressed, approximately 1,289 rentable square feet (including a 12% loss factor) of commercial area, on the second floor of a building located at 326 Walt Whitman Road, Huntington Station, New York 11746, and which leased premises is more accurately described in a lease plan annexed hereto and made a part of this lease and marked "Plan A" including the right to use common areas of the building such as the parking field, entrance hallway, stairs and hall, together with the other tenants in the building.

TO HAVE AND TO HOLD the demised premises unto the tenant, its successors and assigns, for a term of three years commencing on the commencement date as defined hereinafter.

A. YIELDING AND PAYING therefore to the landlords an annual basic rent (including common area maintenance) of $29,324.75, less applicable abatements as described hereinafter, which shall be paid in lawful money of the United States in equal monthly installments in advance on the first day of each month during the term, without command being made thereof, and without direction or abatement, except as hereinafter provided. The net annual basic rent shall be increased in the second year of the lease term and each year of any renewal thereof, by a sum equal to 3% of the net annual basic rent for the immediately preceding year.

B. The net annual minimum basic rent referred to in subdivision A above is hereinafter sometimes referred to as the basic rent.

C. The tenant does hereby represent that it has examined the leased premises and accepts the same in its "as is" condition.

Any work done by the tenant and/or its agents in the demised premises, shall be done in a good and workmanlike manner and subject to approval by the landlord which will not be unreasonably withheld. All such work must comply with all of the ordinances, rules and regulations of any governmental agency, including state and/or town having jurisdiction thereof and the tenant shall obtain all necessary permits which may be required under the respective ordinances referred to hereinabove. The tenant, however, covenants and agrees to exonerate and save harmless the landlord from any personal injuries or any person claiming by, through or under it in connection with the work done in the premises.

Landlord further covenants and agrees that the building has been erected, constructed and completed in accordance with the laws of the United States of America, State of New York, County of Suffolk, in said State and the Town of Huntington, in accordance with the rules and regulations of any body or institution which may, at the time of the erection of said building, be discharging functions similar to those of the Board of Fire Underwriters to the end that the tenant may operate only as a business office to conduct internet consulting and education to the health care industry. It is understood that the premises are not to be used as a dental office, psychology office, insurance office, accounting office, chiropractor, hair salon, pilates exercise studio, shoe repair store, a gasoline or automotive establishment, a discount retail establishment, a banking, lending or mortgage institution, furniture or bedding store, a telephone equipment store or for a family planning center and for the delivery of abortion services of any kind or nature. The premises shall not be used as a massage parlor or for any dermatology or electrolysis services or for tattooing or piercing, and no alcohol or food may be served or sold. The premises shall not be used for the purpose of social functions or as a "dance hall" or a dance studio, activities in a disrobed state will not be allowed; nor will any exercise classes or exercise gym be permitted. The premises shall be used only by bona-fide students, clients, customers, employees and personnel of the tenant. No "pay at the door", events or regional meetings shall take place in the premises.

ARTICLE I

Covenant to Pay Rent

The tenant covenants to pay or cause to be paid, without notice or demand and without reduction or set-off of any amount for any reason whatsoever except as may be otherwise herein specifically provided, the basic rent herein reserved and all other sums which under any provision of this lease may become additional rent hereunder at the times and in the manner in this lease provided all such payments shall be made in lawful money of the United States, which at the time of payment to the landlord shall be legal tender in payment of all debts and dues, public and private.

The rent hereinbefore reserved shall commence on the commencement date of the lease as defined hereinafter.

ARTICLE II

Alterations, etc.

A. Subsequent to the commencement of this lease, except as otherwise stated hereinafter, the tenant shall make no alterations, decorations, installations, additions or improvements in or to the demised premises, not contemplated as part of the tenant's installations or work to make the premises tenantable without the landlord's prior written consent which will not be unreasonably withheld.

The landlord does hereby represent that the building in which the demised premises are located has been fully assessed by the local taxing authorities and that the premises are not entitled to any tax abatements.

ARTICLE XXXV

Intentionally deleted

ARTICLE XXXVI

Consents and Approvals

If Tenant shall request Landlord's consent or approval and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent or approval, it being agreed that Tenant's sole remedy shall be an action for specific performance or an injunction (without any monetary recovery other than the recovery of Tenant's reasonable attorneys' fees, costs and disbursements if Tenant prevails), and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or approval or where as a matter of law Landlord may not unreasonably withhold its consent or approval.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals the day and year first above written.

WHITMAN PLAZA L.L.C. – EIN 20-0913932

[signature]

By: H. Jeannette Sipala, Managing Member

MEDIVISOR - EIN

[signature]

By: Cardido Luzzi

A/Marion/Sipala/SmallLeases/IMedivisor
8/19/04

B. All alterations, decorations, installations, additions, or improvements upon the demised premises, made by either party, including all paneling, decorations, partitions, railings, mezzanine floors, galleries, and the like, shall be the property of the landlord if installed by the landlord, and as to those installed by the tenant, shall be the property of the tenant unless they are left remaining on the premises at the time that said premises are surrendered to the landlord, or unless they consist of items that are glued, screwed or nailed into the walls, ceiling or floor of the leased premises, in which event they shall become the property of the landlords. It is understood that if the tenant elects to remove said additions installed by the tenant, subject to landlord's approval, they shall be permitted to so remove said additions only provided that they restore the premises to its original condition.

C. If any mechanic's lien is filed against the demised premises, or the building of which the same form a part, for work claimed to have been done for, or materials claimed to have been furnished to tenant, it shall be discharged by tenant within (30) days after notice to tenant, at tenant's expense by payment, release, satisfaction, or by filing the bond required by law.

ARTICLE III
Repairs, Floor Load, etc.

A. During the term hereof, the landlords agree to maintain, keep in good order, condition, and repair: 1. the roof, exterior walls, gutters and downspouts, foundations and structural portions of the demised premises; 2. the sewage system and sewage pipes and water pipes, both exterior and interior; 3. electrical lines other than any lines installed by or on behalf of the tenant; 4. the sidewalk around the demised premises; 5. all repairs necessitated by latent defects in any part of the demised premises and all repairs made necessary by reason of the negligence of the landlord, its agents, or servants; 6. the parking field and common entrance ways to the demised premises including all lighting with respect to said parking field and common area ways, and shall clear and keep clean all parking areas and common areas keeping same free of snow and ice and shall stripe the parking area.

B. Except for reasonable wear and tear, damage by fire, casualty or the elements and except as otherwise provided in this lease, tenant agrees to maintain and keep in good order, condition and repair the interior of the demised premises, including with respect to the demised premises: 1. the exterior and interior portions of all walls, doors, windows, plate glass and show cases part of the demised premises; 2. floor coverings; 3. dropped or "hung" ceilings; 4. signs. The obligations of the tenant under this paragraph shall exclude the repair of any damage caused by any act or negligence of the landlord, its employees, agents, licensees or contractors.

C. If tenant or landlord, as the case may be fails, after reasonable notice, to make such repairs, restoration or replacement referred to in said paragraphs A and B of this Article, as the same may be applicable to either of them, then landlord or tenant, as the case may be, may make such repairs for the account and at the expense of the other.

If the tenant, with landlord's approval, shall make landlord's repairs, landlord shall reimburse tenant for the cost thereof, and if landlord makes tenant's repairs, the cost thereof shall be collectible as additional rent, or otherwise, and shall be paid by the responsible party within five (5) days after rendition of a bill or statement therefore.

1. Tenant shall not create any nuisance in the leased premises such as the creation and/or emanation of unreasonable noise, resonating noise, vibrations or odors, which would interfere with the use of the remainder of the building in which the demised premises are located by other tenants, their agents, servants, visitors, and employees.

2. Tenant shall not permit the premises to be occupied in excess of the legal occupancy capacity permitted by the governmental authority having jurisdiction thereof.

D. The tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes which must be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by the tenant at the tenant's expense in settings sufficient to absorb and prevent unreasonable vibration, noise and annoyance.

E. Except as herein otherwise provided, there shall be no allowance to tenant for a diminution of rental value and no liability on the part of the landlord by reason of inconvenience, annoyance or injury to business arising from landlord, tenant or others making required repairs in or to any portion of the building or demised premises, or in or to fixtures, appurtenances or equipment thereof, provided all such repairs shall be done as expediently as possible and with minimum interference as possible.

F. If the demised premises be or become infested with vermin, landlord shall, at landlord's expense, cause the same to be exterminated, unless the infestation is due to the negligence or fault of the tenant, in which event said infestation shall be corrected by the tenant. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were designed and constructed, and no sweeping, rubbish, rags, acids or other substances shall be deposited therein.

G. It is understood, anything in this lease to the contrary notwithstanding, that it shall be the responsibility of the landlords to maintain and adequately light the parking field and all common areaways; provide for all electricity and other utilities used in the demised premises, and provide adequate heating, ventilation and air conditioning.

ARTICLE IV
Window Cleaning

The tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

ARTICLE V
Compliance with Ordinance

Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of public authorities having jurisdiction thereof, for the correction, prevention and abatement of nuisances and other grievances in, upon or about the demised premises and shall comply with the requirements pertaining to the demised premises of any insurance company necessary for the maintenance of reasonable fire and public liability insurance covering the building of which the demised premises are a part, during the entire term of this lease; provided, further, that the obligations of tenant to comply with all of the foregoing shall be limited to the extent of tenant's obligations to make repairs to the demised premises, and landlords agree that it will promptly execute and comply with all of said statutes, ordinances, rules, orders, regulations and requirements of said public authorities and insurance company insofar as they relate to those portions of the demised premises, and of the building of which the demised premises form a part and its appurtenances which tenants have no obligation to execute or comply with as hereinafter provided.

ARTICLE VI
Subordination

This lease is subject and subordinate to all ground or underlying leases and to all mortgage and building loan mortgages and agreements which may now or hereafter affect such lease or the real property of which the demised premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgage. In confirmation of such subordination, tenant shall execute promptly any certificate that the landlord may request. It is understood that the provisions of this article shall be conditioned upon the fact that this lease and all of its terms, covenants and conditions and tenant's occupancy shall be undisturbed and not restricted as long as the tenant is not in default of any of the terms, covenants and agreements of this lease or any renewal or extension thereof.

ARTICLE VII
Property Loss, Damage, etc.

A. The landlord or its agent shall not be liable for any damage to property of the tenant or of others entrusted to employees of the building, nor for the loss of damage to any property of the tenant by theft or otherwise, unless caused by the default or negligence of the landlord, its agents, employees or licensees. The landlords or their agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of said building or from the pipes, appliances or plumbing works, or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of the landlord, its agents, servants or employees; nor shall the landlord or its agents, if free from negligence, be liable for any such damage caused by other tenants or persons in said building or caused by operations in construction of any private, public or quasi-public work.

B. The tenant shall give immediate notice to the landlord and the landlord to the tenant in case of fire or accidents in writing in the demised premises or in the building or of defects therein or in any fixtures or equipment, owned by landlord, of which they have knowledge.

ARTICLE VIII
Destruction by Fire or Other Cause

A. If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this lease shall continue in full force and effect except as hereinafter set forth.

B. If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until sixty (60) days after such repair shall be substantially completed, shall be apportioned from the day following the casualty and pro-rated according to the part of the premises which is usable.

C. If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date, sixty (60) days after the premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided.

D. If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that the landlord shall decide to demolish it or not to rebuild it, then, in any of such events, landlord or tenant may elect to terminate this lease by written notice to the other given within ninety (90) days after such fire or casualty specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date set forth above for the termination of this lease and tenant shall forthwith quit, surrender and vacate the premises. Unless either landlord or tenant shall have served said notice provided for hereinabove, the landlord shall make the repairs and restorations under the conditions of B. and C. hereof, with all reasonable expedition, subject to delays due to the adjustment of insurance claims, labor troubles and causes beyond landlord's control.

E. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, landlord and tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant acknowledges that landlord will not carry insurance on tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by tenant and agrees the landlord will not be obligated to repair any damage thereto or replace the same, except to the extent that the damage is caused by landlord's negligence or affirmative action, or that of their agents, servants or employees.

F. Notwithstanding anything herein contained to the contrary and without relieving the landlord of the obligation to repair as hereinabove provided, the tenant may, if the landlord fails to repair within a reasonable time and neither party has elected to terminate this lease in the case of total damage or destruction, abandon the premises, in which case tenant shall be relieved from all liability under the lease and this lease shall be deemed terminated.

G. Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

ARTICLE IX
Landlord's Covenants

A. That at all times during the term of this lease and any extension or renewal thereof, provided tenant is not in default hereunder, tenant shall have the full, peaceful and quiet possession of the demised premises except as may in the lease be otherwise provided for and that the landlord has full right and power to make and perform this lease and to grant the estate demised herein and further that landlords own the demised premises in fee clear of all liens, encumbrances, restrictions and violations (or claims or notices thereof) none of which prevent the making of this lease or the performance of any of the landlord's covenants and agreements hereunder.

B. To insure and keep insured the demised premises in an amount equal to the full replacement value thereof under fire and extended coverage endorsement.

ARTICLE X
Tenant's Additional Covenants

A. Landlord shall be saved harmless and defended by tenant from any liability on account of any injury to tenant's servants, employees, agents, clients, visitors or licensees or any person or persons in or upon or about said premises and the common areas of the building in which the premises are located, except such liability as may arise on account of any act or omission of the landlord, their servants, employees, or agents. In particular, and without limiting the foregoing, the tenant shall have sole liability and responsibility for any injuries sustained by any individual resulting from the installation and maintenance of any improvements installed in the demised premises by the tenant. During the term of this lease and at all other times (if any) that tenant has possession of the demised premises, tenant shall pay for and keep in force comprehensive general liability policies with broad form endorsements and water damage legal liability coverage against any and all liability occasioned by accident or occurrence, such policies to be written by recognized and well rated insurance companies authorized to transact business in the State of New York, in the minimum amount of $2,000,000.00 combined single limit for personal injuries, death and loss of, and damage to property. Tenant shall obtain "All Risk" insurance having extended coverage for fire and other casualties for its personal property, fixtures and equipment for the full replacement value thereof. Landlord and its agents shall be named as additional insured in the aforesaid general liability insurance policies. All policies shall provide that landlord shall be afforded thirty (30) days' prior notice of cancellation of such insurance. Tenant shall deliver certificates of insurance evidencing such policies. All premiums and charges for the aforesaid insurance shall be paid by tenant and if tenant shall fail to make such payment when due, landlord may make it and the amount thereof shall be repaid to landlord by tenant on demand and the amount thereof may, at the option of landlord be added to and become a part of the additional rent payable hereunder. Tenant shall not violate or permit to be violated any condition of any of said policies and tenant shall perform and satisfy the requirements of the companies writing such policies.

B. Tenant, at its own cost and expense, shall maintain its own plate glass insurance with respect to the demised premises.

C. Copies of insurance policies obtained by tenant pursuant to this Article shall be delivered to the landlord for informational purposes only.

ARTICLE XI
Eminent Domain

If any municipal or governmental authority having jurisdiction thereof acquires or condemns by eminent domain for any public or quasi-public use or purpose fifteen (15) percent or more of the square foot area of the tenant's space, the tenant shall have the right to terminate this lease by written notice of termination to be served upon the landlord not later than (30) days after the tenant is deprived of such space; if fifty (50) percent or more is so acquired than landlord shall also have the same right of termination. If the lease continues, the landlord, at their cost and expense, will restore the premises to its original condition subject, however, to whatever space limitations are reasonably imposed as a result of the condemnation. Landlord shall promptly commence such restoration and thereafter diligently complete same in a good workmanlike manner and in such a manner as to cause the least disturbance and interference with tenant's occupancy and conduct of business. If the lease continues, but the tenant in its good business judgment is unable to continue its operations during the period of restoration, then all rent and

other charges shall abate during such period plus thirty (30) days to refixture. The basic rent and all other charges will be reduced for the balance of the term of the lease in proportion that the square foot area of the demised premises remaining after the taking bears to the square foot area before the taking.

ARTICLE XII

Assignment and Subletting

Any assignment or subletting shall not be effective unless all of the following conditions shall be complied with:

Tenant shall deliver to Landlord written notice of such assignment or subletting and the effective date thereof not more than ten(10) days after the execution of such assignment or sublease.

Such assignment or subletting shall be in writing, duly executed and acknowledged by tenant and sub-tenant or assignee, in proper form for recording.

Such assignment shall include the then unexpired balance of the term of the lease.

A duplicate original of such assignment or subletting shall be delivered to landlord not more than ten (10) days after the execution of such assignment.

Tenant, at the time of assignment or subletting shall not be in material default in the performance of any of the terms, covenants or conditions of this lease on tenant's part to be performed, and all moneys due landlord shall be paid to landlord notwithstanding any counterclaim, defense or setoff which tenant may have against landlord.

The assignee or sublessee shall execute, acknowledge and deliver to landlord as part of the assignment or separately and agreement assuming liability for the performance by the assignee or sublessee of all the terms, covenants and conditions of this lease on the tenant's part to be performed. Tenant shall obtain the prior written consent of the landlord, which consent shall not be unreasonable withheld or delayed, except that no consent shall be required if an assignment or sublease to a parent, subsidiary, sister/brother corporation or to a public company in which tenant principals shall be shareholders. The landlord shall not be required, if he should elect not to do so, to give his consent to any assignment or sub-letting to any assignee or sub-tenant whose financial statement reveals a net worth that is not at least equal to or better than the net worth of the assignor or sub-lessor.

This tenant and any subsequent assignor or sub-lessor shall continue to remain liable for all of the terms, covenants and conditions of this lease on tenant's part to be performed.

It is understood that if the tenant assigns or sublets the demised premises in accordance with this Article XII of the lease and receive any rental or consideration in excess of the basic rent due hereunder, that any such excess rent or consideration shall be paid to the landlord as additional rent.

ARTICLE XIII

Access to Premises

A. The tenant shall permit the landlord to erect, use and maintain concealed pipes and conduits in and through the demised premises. Landlord or landlord's agents shall have the right to enter the demised premises at all reasonable times and upon reasonable notice to examine the same and to show them during regular business hours to prospective purchasers of the building, and to make repairs as may be necessary and desirable, and the landlords shall be allowed to take all materials into and upon said premises for such repairs that may be required therefore without the same constituting any eviction of tenant in whole or in part and the rent reserved shall in no wise abate while said repairs are being made by reason of loss or interruption of business of the tenant or otherwise. All of the foregoing shall be done in such manner so as not to unreasonably interfere with tenant's business or occupancy. It is further understood that the repairs referred to herein above shall be only those repairs necessary to reasonably maintain the building or which repairs might be required by any public authority having proper jurisdiction thereof.

B. During the six (6) months prior to the expiration of the term of this lease, or any renewal term, the landlords may exhibit the premises to prospective tenants or purchasers during reasonable business hours and upon reasonable notice.

ARTICLE XIV

Conditional Limitation – Default Provision

A. In case the tenant shall at any time during the term hereby demised or prior thereto be adjudicated bankrupt or be placed in liquidation or make an assignment for the benefit of creditors, or in case a receiver or trustee in insolvency or bankruptcy or in dissolution proceedings or in any other proceedings be appointed of tenant's property and not discharged within sixty (60) days, or if an order be made approving a petition seeking reorganization of tenant under the Federal Bankruptcy Laws or any other applicable law or stature of the United States Of America or any state thereof, and not be discharged for sixty (60) days, or if tenant's property be taken in charge by any public official in liquidation, or in case this lease or any part thereof, or any rights thereunder shall pass from possession and control of tenant, either by its own act without written consent of the landlords, except as herein otherwise provided or by operation of law other than by descent or devise, merger or consolidation or by foreclosure, then and upon the happening of any such event the landlord at its option may give sixty (60) days' notice of intention to terminate and end the term of this lease, specifying the matter complained of, and upon such notice being given, at the expiration of said sixty (60) days, if the matter complained of has not been remedied as herein provided, this lease shall terminate and it shall be lawful for the landlords to re-enter and repossess said premises, such rights of re-entering to be in addition and without prejudice to any remedy which the landlords may have for arrears of rent or breach of covenant, and the tenant will then quit and surrender the demised premises to the landlords, but the tenant shall remain liable as hereinafter provided.

The tenant shall not commence any action, proceeding or application for the purpose of having the tenant declared a bankrupt or insolvent, or of procuring the appointment of a receiver of the property of the tenant which shall include the term hereby granted or any of the rights hereby vested in the tenant, and in any case any receiver or trustee shall at any time be appointed of any of the property of the tenant, including the term hereby granted, or any of the rights hereby vested in the tenant, the tenant shall use reasonable diligence or procure the discharge within sixty (60) days of such receivership or trusteeship so far as it affects said term or rights. Any such proceeding (if not

discharged within sixty (60) days) or action involving insolvency, bankruptcy, reorganization (pursuant to the bankruptcy laws), liquidation, composition, assignment for the benefit of creditors, receivership, trusteeship, attachment or execution above set forth shall be a ground for the termination of this lease pursuant to the term hereof, only when any such proceeding, action or remedy shall be taken or brought by or against the tenant or any assignee of this lease, while it or such assignee is the owner of this lease. Neither this lease nor any right, title or interest therein or to the demised premises or any part thereof shall pass to or devolve upon any assignee, receiver or trustee of the estate or property of the tenant or any assignee or successor in the interest of the tenant in any insolvency, bankruptcy, reorganization (pursuant to the bankruptcy laws), or equity proceedings, or in the event of any levy, attachment or execution against the tenant or any assignee of this lease or against the effects of any of them, or in the event of any proceedings or action at law, in equity or otherwise in which a receiver or trustee of the tenant or of any assignee of this lease or of the property of any of them is appointed.

B. If during the term of this lease (a) the tenant shall default in fulfilling any of the covenants of this lease (other than the covenants for the payment of the basic rent, additional rent or other charges payable by the tenant hereunder), or (b) the tenant shall be in violation of the terms of Article V hereof and if during the term of this lease the landlords give to the tenant notice of any such default or of the happening of any contingency in this paragraph referred to, and if at the expiration of thirty (30) days after the service of such notice the default of the happening of the contingency upon which said notice was based shall continue to exist, or in the case of a default or contingency which cannot with due diligence be cured within a period of thirty (30) days, if the tenant fails to proceed promptly after the service of such notice and with all due diligence to cure the same and thereafter prosecute the curing of such default with all due diligence (it being intended that in connection with a default not susceptible of being cured with due diligence within thirty (30) days, the time of the tenant within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence), the landlords, at their option, may give ten (10) days' notice of intention to terminate and end the term of this lease, specifying the matter complained of, and upon such notice being given if the matter complained of has not been remedied, or if the tenant has not commenced any action to remedy any item where more time is needed, this lease shall terminate and it shall be lawful for the landlord to re-enter and to repossess the said premises as of its former state, together with all additions, alterations and improvements discharged from these presents by summary dispossess proceedings, such rights of re-entering to be in addition and without prejudice to any remedy which the landlords may have for arrears of rent or breach of covenant, and the tenant will then quit and surrender the demised premises to the landlords, but the tenant shall remain liable as hereinbefore provided.

C. If the tenant shall make default in the payment on the basic rent expressly reserved hereunder, and such default shall continue for ten (10) days after notice of non-payment thereof by the landlords, or shall make default in the payment of any item of additional rent, or any other charge required to be paid by the tenant hereunder or any part of the same and such default shall continue for ten (10) days after notice thereof by the landlord, or if this lease shall expire as in paragraphs A or B of this Article provided, or if the tenant shall fail to move in and take possession of the premises within ten (10) days after the commencement of the term of this lease, the landlord or the landlord's agents and servants may immediately or at any time thereafter re-enter the demised premises and remove all persons and all or any property therefrom either by summary dispossess proceedings or by any suitable action or by force or otherwise, without being liable to indictment, prosecution or damages therefore, and repossess and enjoy said premises together with all additions, alterations and improvements.

Upon the expiration of the term of this lease by reason of the happening of any of the events hereinabove described in paragraph A or paragraph B or in the event of the termination of this lease by summary dispossess proceedings or under any provision of law now or at any time hereafter in force by reason of or based upon or arising out of a default under or breach of this lease on the part of the tenant, or upon the landlords recovering possession of the demised premises in the manner or in any of the circumstances hereinbefore mentioned in this paragraph or in any other manner or circumstances whatsoever, whether with or without legal proceedings, by reason of or based upon or arising out of a default under or breach of this lease on the part of the tenant, the landlord may, at their option, or at any time from time to time, re-let the demised premises or any part thereof, for the account of the tenant or otherwise, and receive and collect rents therefore, applying the same first to the payment of such expenses as the landlord may have incurred in recovering possession of the demised premises, including the legal expenses and reasonable attorneys' fees, and for putting the same into good order or condition or preparing or altering the same for re-rental and all other expenses, commissions and charges paid, assumed or incurred by the landlord in or about re-letting the premises and then to the fulfillment of the covenant of the tenant hereunder. Any such re-letting herein provided for may by for the remainder of the term of this lease as originally granted or for a longer or shorter period. In any such case and whether or not the demised premises or any part thereof be re-let, the tenant shall pay to the landlord the basic rent and all other reasonable charges required to be paid by the tenant up to the time of such termination of this lease, or of such recovery of possession of the demised premises by the landlord, as the case may be, and thereafter the tenant covenants and agrees, if required by the landlord, to pay to the landlord until the end of the term of this lease the equivalent of the amount of all the basic rent reserved herein and all other reasonable charges required to be paid by the tenant, less the net avails of re-letting, if any, and the same shall be due and payable as the rent to the landlord on the several rent days above specified, that is to say, upon each of such rent days the tenant shall pay to the landlords the amount of the deficiency then existing.

D. The tenant also waives and will waive any and all right to a trial by jury in the event that summary proceedings shall be instituted by the landlord for the non-payment of basic rent and other charges, taxes, additional rent, impositions and other items of payment required to be made by the tenant. The terms "enter", "re-enter", "entry" or "re-entry" as used in this lease are not restricted to their technical legal meaning.

In the event of any re-entry or resumption of possession of the demised premises by the landlord for any cause or under any circumstances, which are herein provided for, and whether summary proceedings, ejectment or in any other manner, or in the event of the cessation, termination or cancellation of this lease and/or of the tenant's estate, whether by summary dispossess proceedings, ejectment, warrant, judgment, decree, notice or otherwise,

neither the tenant nor any assignee of this lease, nor the successors or assigns of it or them or any of them nor any one claiming under or through it or them or any of them, nor any heir at law, next of kin, personal representatives, executor, administrator, creditor, pledgee, sub-tenant, sub-lessee or under-tenant of it or them or any of them, nor any one of them, shall have or be entitled to claim any right of redemption in the demised premises or in any part thereof under the provisions of the Real Property & Proceedings Law or under any law stature or provision now or hereafter in force or enacted, and the tenant, for itself and for each and all such persons and for everyone claiming under or through it or them or any of them in any manner whatsoever, hereby expressly releases any and all such right of redemption and does hereby agree that neither it nor they nor any of them shall have or claim the right to redeem or re-enter the demised premises or any part thereof or to restore the operation of this instrument.

ARTICLE XV
Fees and Expenses

If the tenant shall default in the observance or performance of any term or covenant on the tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, landlord may immediately after reasonable notice to tenant or at any time thereafter perform the same for the account of tenant, and if landlord makes any expenditures or incur any obligations for the payment of money in connection therewith, including, but not limited to , reasonable attorney's fees in instituting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs (only if landlord is successful) shall be deemed to be additional rent hereunder and shall be paid by tenant to landlord within five (5) days of rendition of any bill or statement to tenant therefore. This Article shall be deemed reciprocal, thereby granting to tenant the same rights and remedies as are herein granted to landlords.

ARTICLE XVI
Surrender

Upon the expiration or other termination of the term of this lease, tenant shall quit and surrender to landlords the demised premises. And those portions of the demised premises which the tenant has agreed to keep in repair shall be clean, in good order and condition, ordinary wear and damage by fire excepted, and the tenant shall remove all of its property. The tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If landlord elects to treat tenant as a holdover (as a month-to-month tenant) any concession of rent or agreement in respect of decorations or the like in the initial term shall not apply to such holdover term or terms.

ARTICLE XVII
No Representations

Landlord or landlord's agents have made no representations or promises with respect to the said building, the land upon which it is erected or the demised premises except as herein expressly set forth, and no rights, easements or licenses are acquired by the tenant by implication or otherwise, except as expressly set forth in this provision of this lease.

ARTICLE XVIII
No Waiver

A. No act or thing done by landlord or landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by landlord. No employee of landlord or of landlord's agents shall have any power to accept the keys of said premises prior to the termination of the lease. The delivery of keys to any employee of landlord shall not operate as a termination of the lease or a surrender of the premises.

B. In the event of tenant at any time desiring to have landlord sublet the premises for tenant's account the landlord or landlord's agents are authorized to receive said keys for such purposes without releasing tenant from any of the obligations under this lease, and tenant hereby relieves landlord of any liability for loss of or damage to any of tenant's effects in connection with such subletting, except for the negligence of the landlord or its agent.

C. The failure of landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by landlord of rent with knowledge of the breach of any covenant (except with respect to non-payment of rent) of this lease, shall not be deemed a waiver of such breach.

D. No provision of this lease shall be deemed to have been waived by landlord unless such waiver be in writing, signed by the landlord. No payment by tenant or receipt by landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earlier stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed and accord and satisfaction, and the landlord may accept such check or payment without prejudice to landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided.

E. This lease contains the entire agreement between the parties and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. It is understood that the provisions contained in Paragraphs A, C and D of this Article as they apply to the landlord shall likewise be construed to apply to the rights of the tenant so that said paragraphs should read to apply to both the landlord and to the tenant and shall be considered reciprocal.

ARTICLE XIX
Bills and Notices

Except as otherwise in this lease provided, a bill, statement, notice or communication which landlord may desire or be required to give to tenant shall be deemed sufficiently given or rendered if, in writing, sent by registered or certified mail or by overnight courier which provides receipt of delivery, postage prepaid, addressed to tenant at the building of which the demised premises form a part or at the last known residence address or business address of tenant or left at any of the aforesaid premises addressed to tenant, and a copy to be sent by registered or certified mail to the guarantor, if any, in this lease at the address indicated in said guarantee unless the guarantor advises the landlord of a new address to which said notices are to be delivered, and the time of the rendition of such a bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is mailed plus two (2) days for delivery. Any notice by tenant to landlord must be served by registered or certified mail or by overnight courier which provides receipt of delivery, postage prepaid, addressed to landlord at the address first hereinabove given or at such other address as landlord shall designate by written notice plus two (2) days for delivery.

ARTICLE XX
Estoppel Certificate

The tenant agrees at any time and from time to time upon not less than ten (10) days' prior written notice by the landlord to execute, acknowledge and deliver to the landlord, and the landlord agrees at any time and from time to time upon not less than ten (10) days' prior written request by the tenant to execute, acknowledge and deliver to the tenant a statement in writing certifying that this lease is unmodified and in full force and effect (or, if there have been modifications), and the dates to which the basic rent and other charges have been paid in advance, if any, and whether or not there is any existing default by landlord or notice of default served by or upon the landlord, it is being intended that any such statement delivered pursuant to this article may be relied upon by any prospective mortgage or assignee of any mortgage upon the leasehold estate.

ARTICLE XXI
Remedies Cumulative – Injunctive Relief

The specified remedies to which the landlord or the tenant may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the landlord or tenant may be lawfully entitled in case of any breach or threatened breach by the tenant or landlord of any provision of this lease. In addition to other remedies in this lease both the landlord and the tenant shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this lease.

ARTICLE XXII
Litigation against Tenant

The tenant further agrees and covenants that in case the landlord shall be made a party to any litigation commenced against the tenant, except, however, for any litigation based on the acts or omissions by the landlord, then the tenant will pay all expenses, costs and reasonable attorneys' fees incurred by or imposed on the landlord by or in connection with such litigation, provided the landlord shall be successful in enforcing the covenants and agreements of this lease, and all such expenses, costs and reasonable attorneys' fees, when paid by landlord shall be deemed so much additional rent due on the next rend day after service of notice of such payment or payments together with interest at ten (10%) percent per annum from the date of payment and shall be collected as any other rent specifically reserved herein. The tenant will not be obligated, however, to pay for any expenses, costs or attorney fees referred to hereinabove which may be defended by or reimbursed by any insurance that the landlord or tenant may carry in connection with such litigation. It is understood that the provisions of this paragraph shall be reciprocal so that the tenant's obligations, as stated hereinabove, shall likewise be the obligations of the landlord in a situation where the tenant is made a party to litigation commenced against the landlord. All the provisions of this article shall apply to the landlords to the same extent as they apply to the tenant in a reciprocal situation.

ARTICLE XXIII
Miscellaneous

A. The term "landlord" as used in this lease so far as covenants or obligations on the part of the landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the fee of the demised premises, and in the event of any transfer or transfers of the title to such fee the landlord herein named (and in case of any subsequent transfers or conveyances, the then grantors) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all personal liability as respects the performance of any covenants or obligations on the part of the landlord contained in this lease thereafter to be performed, except those obligations accruing prior to said transfer of title, provided that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which the tenant has an interest, shall be turned over to the grantee and any amount then due and payable to the tenant by landlord or the then grantors under any provision of this lease shall be paid to the tenant, it being intended hereby that the covenants and obligations contained in this lease on the part of the tenant shall, subject as aforesaid, be binding on the landlord, the landlord's heirs and assigns only during and in respect of landlord's respective successive periods of ownership; provided further that any transferee shall assume in writing to be delivered to tenant, all of the obligations, covenants and conditions on the landlord's part to be performed hereunder.

B. For the purposes of this lease, unless the context otherwise requires, the term "tenant" shall mean the present tenant, or if there has been an assignments of this lease, the person or persons, firm or corporation to whom this lease has been assigned in accordance with the terms of this lease.

C. The captions of this lease are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope or intent of this lease, nor in any way affect this lease.

ARTICLE XXIV
Invalidity of Particular Provisions

If any term or provision of this lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and enforced to the fullest extent permitted by law.

ARTICLE XXV

Each party does hereby remise, release and discharge the other party hereto, and any officer, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by a fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage, or injury to the extent of any recovery by the injured party under such insurance.

ARTICLE XXVI
Addenda

A. The parties agree that the commencement date of this lease shall be a day that is the 21st day after the date this Lease and Guarantee have been executed by the necessary parties thereto, provided that the landlord's work, as described hereinafter is substantially completed, and shall terminate on, the date that is one day prior to the third anniversary date of the commencement of the lease. If the landlord has not substantially completed the work provided for herein to be done by the landlord, then the lease shall commence and the payment of rent shall commence on the day that is three days after the landlord's work is substantially completed. "Substantially completed" means that the landlord's work is done except for minor or finishing items, that will be completed promptly thereafter. When the commencement date is finally determined the parties agree to enter into an executed written Starter Agreement to memorialize the said commencement date.

B. Simultaneous with the execution of this lease, the tenant shall pay the landlord a sum equal to one month's rent ($2,443.73) which shall be considered advance rent for the first month of the term in which rent is due and a sum equal to one month's rent ($2,443.73) which sum shall be maintained by the Landlord as security for the full and faithful performance of tenant's obligation hereunder. Said monies shall be deposited into a separate interest bearing account, and any interest obtained thereon shall be paid to the tenant upon expiration of the term of the lease together with the security, provided that the tenant is not in default. The landlord shall notify the tenant of the name of the bank and the account number wherein said monies are deposited. The security shall be applied to any damages to the premises to be determined within ten (10) days of tenant's removal and surrender and any remainder returned to tenant after inspection during said ten day term.

C. It is understood that the tenant will require its employees and advise its clients and customers to park their vehicles in the parking lot located to the east of the building at 326 Walt Whitman Road, Huntington Station, New York at the most easterly portion thereof. Employees and clients should also be advised to use the east lobby for access to the demised premises.

D. It is understood that the tenant shall provide its own cleaning for the leased premises at its own cost and expense. Landlord will designate and set aside the area(s) of the Shopping Center where tenant shall have its refuse and rubbish picked up and carted away by a duly licensed trash removal contractor hired and paid by tenant at its sole expense. Such area(s) shall be kept free of trash spillover, litter and debris by tenant and tenant shall be responsible for bringing its refuse and rubbish from the premises to such area(s) and maintaining the container, dumpster or other appropriate receptacle(s) in such area(s) in good order and clean condition and in compliance with laws at tenant's sole expense.

E. It is understood that the tenant will apply for and obtain any building permits or certificates of occupancy for the use of the premises, and all necessary workman's compensation and construction insurance and any business license as may be required by the local governmental agencies having jurisdiction thereof. The tenant shall not occupy said premises or commence doing business thereon until said permits, certificate of occupancy, insurance policies and business licenses are obtained. Nothing contained herein shall delay the commencement date of the lease as provided for herein.

F. In the event that any payment of rent is (15), or more, days late, then the tenant shall pay to the landlord as additional rent a sum equal to two (2) percent of the delayed rent.

G. It is understood that the tenant shall have access to the leased premises on a 24-hour-a-day basis for seven (7) days a week. Last tenant to leave is responsible to lock the building. However, it is also understood that the landlord's obligation to supply heat and air conditioning shall be limited to ordinary business hours, Monday through Friday, commencing at 8:00 A.M. and terminating at 8:00 P.M. on each of said days and from 9:00 A.M. to 5:00 P.M. on Saturdays.

H. It is understood that the tenant shall accept the premises in their "as is" condition, except for landlord's work as defined hereinafter.

I. The tenant represents and warrants to the landlord that it has not dealt with any real estate broker with respect to this transaction. The tenant agrees to indemnify and save the landlord harmless from any claim by any broker if this representation proves to be untrue.

J. Anything in this lease to the contrary notwithstanding, it is understood that the landlord will perform certain work in the leased premises to render said premises rentable which is referred to in this lease as

"landlord's work" and which work will be performed and completed before the lease commences as described hereinabove. The "landlord's work" will consist of the following:

1. All interior walls painted

2. Construction of partitioning walls, entranceways and installation of doors as shown on Schedule B. (The commode as shows on Schedule B will be removed)

3. Installation of incandescent lighting in the leased premises with the exception of the hallway areas which will have fluorescent lighting.

4. Electrical switches and receptacles to be installed in accordance with applicable code requirements.

Said work will be completed by the landlord with in-house personnal. The cost of said landlord's work will be billed for time plus material plus twenty percent for general overhead expenses. It is understood that the tenant will reimburse the landlord for part of the cost of the landlord's work in accordance with the following schedule

Cost of Landlord's Work	Reimbursement by Tenant
1st $3,000.00	0
$3,000 - $8,000	½ of said cost
$8,000 - $11,500	Full amount of said cost

It is the understanding of the parties that the first $3,000 the cost of the landlord's work will be paid by the landlord. The tenant will reimburse the landlord for one half of any cost between $3,000 and $8,000 and that the it will reimburse the landlord for the full amount of cost in excess of $8,000. The landlord will bill the tenant for the amount of the reimbursement due the landlord and shall indicate in said billing the full cost of said landlord's work and indicate thereon how the landlord arrived at the billing to the tenant in accordance with the above indicated format. The landlord shall, upon request of the tenant, submit copies of bills establishing the cost of material and documents establishing the hours required for the completion of said work. The amount of said reimbursement due the landlord by the tenant for landlord's work shall be deemed additional rent and shall be due in installments of $1,000 per month with the first payment due at the third month..

In addition to the landlord's work as described hereinabove the landlord shall install new ceiling tiles all at landlord's cost and shall have carpeting installed for which the landlord agrees to pay for half the cost or up the $1,400 whichever is less. The tenant will pay the difference between one half the cost or $1,400 whichever is less for the installation and cost of said carpeting directly to the company that installs the carpeting at the time bill for said carpeting and installation is rendered by the installation company. The installation of ceiling tiles and carpeting will be deemed part of "landlord's work", but only for thepurpose of determining the commencement date of the lease provided for in Article XXVI A. of the this lease.

K. It is understood that the rent for the first full month of the lease term in the amount of $2,443.75 shall be abated and one month's rent paid by the tenant upon the execution of this lease shall be applied to the second full month of the lease term. without further abatement.

L. Intentionally deleted.

M. Anything to the contrary notwithstanding if this lease is terminated for a default of tenant prior to the second anniversary of the commencement date any part of the basic rent that has been abated pursuant to the provisions of this lease and as described hereinabove shall be due and payable as additional rent without further notice, and any cost incurred by the landlord for landlord's work as described in Article XXVI J hereinbefore shall be reimbursed by the tenant to the landlord as additional rent.

N. There are no common area charges provided for in this lease since an agreed amount therefor has been included in the net annual base rent.

ARTICLE XXVII
Signs

The tenant shall be allocated one slot on the freestanding marquee sign for purposes of installing a sign. The sign shall be designed and installed by the landlord's sign contractor and the design shall be subject to the consent of the landlord which will not be unreasonably withheld. The cost of the sign, its design and installation shall be paid by the tenant. The tenant shall not be permitted to put any other signs on the outside of the building in which the demised premises are located. In addition, the tenant shall be entitled to one slot on the building's directory(ies) and if there is an additional sign to serve the building erected by the landlord in the east parking lot, to one slot on said sign.

ARTICLE XXVIII
Additional Rent for Taxes

A. In addition to the annual basic rent payable and percentage rental under the terms of this lease, the tenant shall also pay to the landlord the following items among others hereinafter provided for.

1. The tenant covenants and agrees to pay, within 30 days after landlord complies with Subparagraph 3 hereof, in accordance with the rentable space occupied by tenant, (which for purposes of this article of the lease is deemed to be 2 percent of 45,000 square feet of rentable space in the building in which the demised premises are located) tenant's pro-rata share of all real estate taxes, assessments, but no utility bills, and other governmental charges in like category, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, including, but not limited to assessments for public improvements or benefits which shall during the term hereby demised be laid, assessed, levied or imposed upon or become due and payable and a lien upon the demised premises or any part thereof (but not an assessment applicable to or required for the original construction of the building), in excess of said real estate taxes imposed against the demised premises during the

basic tax year, i.e., December 1, 2004 to November 30, 2005, but excluding penalties and interest thereon, all of which taxes, assessments, levies and other governmental charges are hereinafter referred to as "imposition"; provided, however, if by law any such imposition is payable, or may at the option of the taxpayer be paid in installments, the tenant may pay its share of the same; and provided, further, that any imposition relating to a fiscal period of the taxing authority, a part of which period is including within the term of this lease, and a part of which is included in a period of time before or after the termination of the term of this lease, shall (whether or not, during the term of this lease, such imposition shall be paid, assessed, levied, or imposed upon or become due and payable and a lien upon the demised premises or any part thereof) be adjusted as between the landlord and the tenant as of the beginning or termination of the term of lease, so that the landlord shall pay that portion of such imposition which that part of such fiscal period including in the period of time before the beginning or after termination of the term of this lease bears to such fiscal period included in the period of time before the beginning or after termination of the term of this lease bears to such fiscal period and the tenant shall pay its share of the remainder thereof. With respect to any imposition for public improvements or benefits by which law is payable, or at the option of the taxpayer may be paid in installments, the landlord shall pay the installments thereof which become due and payable subsequent to the termination of the term of this lease and the tenant shall pay its share of those installments which become due and payable during the term of this lease.

2. If at any time during the term of this lease under the laws of the state or any political subdivision thereof in which the demised premises are situated, a tax or excise on rents or other like tax, however described, is levied or assessed by said state or political subdivision against the landlord or the basic rent expressly reserved hereunder, as a substitute in whole or in part for taxes assessed or imposed by said state or political subdivision on land and building or on land or buildings, the tenant covenants to pay and discharge its share of such tax or excise on rents or other tax but only to the extent of the amount thereof which is lawfully assessed or imposed as a direct result of the landlord's ownership of the demised premises or of this lease or of the rentals accruing under this lease, it being the intention of the parties hereto that the basic rent to be paid hereunder shall be paid to the landlord absolutely net as to the above described taxes on the premises, without deduction of any nature whatsoever except as in this lease otherwise expressly provided. The payment to be made by the tenant pursuant to this section shall be made before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, and the tenant covenants to pay same to the landlord, within 30 days after the date landlord complies with the provision of Paragraph 3 hereof.

3. As a condition to the tenant' s obligation to pay its pro-rata share, the landlord covenants to furnish the tenant within 30 days whenever any such imposition is paid by the landlord as in this Article provided, official receipts of the appropriate tax authority, or other proof satisfactory to the tenant, evidencing the payment thereof. The landlord shall also deliver to the tenant the computations by which the landlord computes the share of the total tax bill due by the tenant based upon the proportion of the rentable space occupied by the tenant as provided in Subparagraph 1 of this clause of the lease.

4. The tenant shall have the right to demand that the landlord shall contest the amount or the validity of any such imposition by appropriate legal proceedings but this shall not be deemed or construed in any way as relieving, modifying or extending the tenant's covenant to pay any such imposition at the time and in the manner provided for in this article. Upon the termination of such legal proceeding, the landlord shall refund to the tenant the share to which the tenant is entitled to a refund that may be received by the landlord as a result of said proceedings less tenant" share of all expenses incurred by the landlord for the commencement and proper prosecution of said proceeding. In the event that no refund is forthcoming, then the tenant shall be responsible to pay its share of the reasonable cost of said proceeding provided that the landlord has commenced said proceedings upon the expressed request of the tenant and thereafter diligently prosecuted same.

5. It is further agreed that in the event a lending institution which holds a mortgage on the premises demands an escrow deposit for taxes, for the payment of taxes on a monthly basis, then it is agreed that the tenant shall pay its pro-rata share of the taxes required pursuant to this article in the same method and procedure as landlords are required to pay taxes to the lending institution. That is to say, if the landlord is required to pay a cash deposit for the establishment of any tax escrow with the bank, the tenant shall pay its share of said amount to the landlord after payment by the landlord and within five days of demand of the landlord. The landlord shall supply the tenant with receipts from the lending institution indicating payment of said moneys to the lending institution. Thereafter, during the period landlord shall make such payments, the tenant shall pay its pro-rata share of one twelfth of the yearly taxes as demanded by the lending institution to the landlords with each payment of the monthly rent and said tax payments shall be due and payable on the same date as the regular monthly rentals pursuant to this lease. Said payments shall be considered additional rent. The landlord shall repay to the tenant its pro-rata share of any tax escrow refunded to the landlord and adjust said tax escrow with tenant at the end or other termination of this lease.

ARTICLE XX1X

Options

The tenant is hereby granted an option to renew the terms of this lease for a period of two years commencing at the termination of this lease. The tenant shall be permitted to exercise this option only if the tenant is not in default of any of the terms of the lease. During the renewal period all the terms of the lease shall remain the same except that the net annual basic minimum rent shall be as follows:

*material

Renewal Term	Annual Basic Minimum Rent	Monthly Base Rent
1st Year	$32,053.49	$2,571.12
2nd Year	$33,015.09	$2,751.25

Tenant shall exercise this option by giving written notice of his intention to do so no later than six months prior to the expiration of the original term of the lease. In the event said notice is not given in writing as indicated

hereinabove, the tenant shall be deemed to have elected not to exercise the option and the lease shall be terminated at the end of the initial term of the lease.

ARTICLE XXX
COMMENCEMENT DELAY
Intentionally Deleted

ARTICLE XXXI
RULES AND REGULATIONS

Tenant and its employees, agents, licensees, and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth on Exhibit C. Landlord may from time to time amend, delete, or modify existing rules and regulations, or adopt new rules and regulations, for the use, safety, cleanliness, and care of the premises and the shopping center and the comfort, quiet and convenience of occupants of the shopping center, provided that such rules do not unfairly and unreasonably discriminate against tenant.

ARTICLE XXXII
HOLDING OVER

Tenant will have no right to remain in possession of all or any part of the premises after the expiration of the term. If tenant remains in possession of all or any part of the premises after the expiration of the term, with the express or implied consent of landlord (a) such tenancy will be deemed to be a periodic tenancy from month to month only; (b) such tenancy will not constitute a renewal or extension of this lease for any further term; and (c) such tenancy may be terminated by landlord upon the earlier of thirty (30) days prior written notice or the earliest date permitted by law. In such event, monthly base rent will be increased to an amount equal to one hundred fifty (150%) percent of the monthly base rent payable during the last month of the term, and any other sums due under this lease will be payable in the amount and at the times specified in this lease. Such month to month tenancy will be subject to every other term, condition and covenant contained in this lease.

ARTICLE XXXIII
Intentionally deleted.

ARTICLE XXXIV
Second Addendum

The landlord does hereby represent that the building in which the demised premises are located has been fully assessed by the local taxing authorities and that the premises are not entitled to any tax abatements.

ARTICLE XXXV
Intentionally deleted

ARTICLE XXXVI
Consents and Approvals

If Tenant shall request Landlord's consent or approval and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent or approval, it being agreed that Tenant's sole remedy shall be an action for specific performance or an injunction (without any monetary recovery other than the recovery of Tenant's reasonable attorneys' fees, costs and disbursements if Tenant prevails), and that such remedy shall be available only in those cases where Landlord has expressly a greed in writing n ot t o un reasonably withhold it s c onsent o r a pproval or where as a matter of law Landlord may not unreasonably withhold its consent or approval.

ARTICLE XXXI
RULES AND REGULATIONS

Tenant and its employees, agents, licensees, and visitors will at all times observe faithfully, and comply strictly with, the rules and regulations set forth on Exhibit C. Landlord may from time to time amend, delete, or modify existing rules and regulations, or adopt new rules and regulations, for the use, safety, cleanliness, and care of the premises and the shopping center and the comfort, quiet and convenience of occupants of the shopping center, provided that such rules do not unfairly and unreasonably discriminate against tenant.

ARTICLE XXXII
HOLDING OVER

Tenant will have no right to remain in possession of all or any part of the premises after the expiration of the term. If tenant remains in possession of all or any part of the premises after the expiration of the term, with the express or implied consent of landlord (a) such tenancy will be deemed to be a periodic tenancy from month to month only; (b) such tenancy will not constitute a renewal or extension of this lease for any further term; and (c) such tenancy may be terminated by landlord upon the earlier of thirty (30) days prior written notice or the earliest date permitted by law. In such event, monthly base rent will be increased to an amount equal to one hundred fifty (150%) percent of the monthly base rent payable during the last month of the term, and any other sums due under this lease will be payable in the amount and at the times specified in this lease. Such month to month tenancy will be subject to every other term, condition and covenant contained in this lease.

ARTICLE XXXIII
Intentionally deleted.

ARTICLE XXXIV
Second Addendum

STATE OF NEW YORK
COUNTY OF SUFFOLK

On the 15th day of September in the year 2004 before me, the undersigned personally appeared Jeannette Sipala, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public
(Please date, sign, stamp or seal)

LAWRENCE JOSEPHER
NOTARY PUBLIC, State of New York
No. 1JO4960744
Qualified in State of New York
Commission Expires April 29, 20 07

STATE OF NEW YORK
COUNTY OF SUFFOLK

On the 30th day of August, in the year 2004 before me, the undersigned personally appeared, CANDIDO LUZZI personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Alice Kazandjian

Notary Public
(Please date, sign, stamp or seal)

C/Templates/Marion/Acknowledgment

ALICE KAZANDJIAN
NOTARY PUBLIC, STATE OF NEW YORK
NO. 01KA4877205, SUFFOLK COUNTY
MY COMM. EXP. NOV. 24, 2006

OUTLINE OF
TENANT SPACE


SECOND FLOOR PLAN


← NEW WALL
← NEW DOORS
← REMOVE WALLS OR DOORS

EXHIBIT [illegible]

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers, or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and safeguards.

2. If the premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalks and curb in front of said premises clean and free from ice, snow, etc.

3. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed.

4. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Signs on interior doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

8. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such person.

9. Owner shall have the right to prohibit any advertising by any Tenant which, in Owner's opinion, tends to impair the reputation of Owner or its desirability as a building for stores or offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

10. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

11. Tenant shall not place a load on any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant at Tenant's expense in setting sufficient in Owner's

GUARANTEE OF LEASE

A Lease of even date herewith has been executed by and between Whitman Plaza, LLC, referred to as Landlord and Medivisor Inc., referred to as Tenant, covering certain premises in the County of Suffolk, State of New York, and;

The Landlord requires as a condition to its execution of the Lease, that the undersigned guarantee the full performance of the obligations of the Tenant under the Lease, and;

The undersigned is desirous that the Landlord enter into the Lease with the Tenant.

NOW THEREFORE, in consideration of the execution of the Lease by Whitman Plaza LLC , as Landlord, the undersigned hereby unconditionally guarantees the full performance of each and all of the terms, covenants and conditions of the Lease to be kept and performed by Tenant, including the payment of all rents and other charges to accrue under the Lease.

It is further agreed that this Guarantee is subject to the following terms and conditions:

1. (a) If the Tenant defaults during the first eight (8) months of the Lease term, then the undersigned shall unconditionally guarantee the full performance of the terms of the Lease, including the payment of all rent, up to and including the termination of the initial term of the Lease, including, but not limited to all additional rent as provided for in our Article XXVI subparagraph M and Article XXVIII.

   (b) If Tenant defaults after the first eight (8) months of the Lease term or during any renewal term the undersigned personally guarantees to the Landlord the performance of each and all of the terms, covenants and conditions of the Lease to be kept and performed by the Tenant, including the payment of all rents, additional rent and other charges to accrue under the Lease up to and including the Surrender Date (defined below),

   The Surrender Date shall be the date that Tenant shall have performed all of the following: (i) vacated and surrendered the demised premises to the Landlord free of all liens, claims, damages, rubbish, occupants and personal property and in the physical condition provided for in the lease upon the

expiration date of the term: (ii) so notified the Landlord in writing at least 30 days prior to the Surrender Date of the fact that it will be surrendering the entire demised premises to the Landlord on or before the Surrender Date specified in such notice without relieving Tenant of any liability to the Landlord before [redacted] the Surrender Date; and (iii) deliver the keys to the demised premises to the Landlord. The Guarantor shall not be liable under this Guarantee for any rent and/or additional rent payments accruing under the Lease after the Surrender Date. The Guarantor is and shall remain liable after the Surrender Date for Accrued Rent (i.e. any and all annual base rent) and additional rent which has not been paid as of the Surrender Date. The Tenant shall remain liable for all rent and additional rent at all times in accordance with the provisions of this Lease and nothing contained herein shall relieve the Tenant of any liability to the Landlord under the Lease at any time.

2. This covenant and agreement on the part of the undersigned shall continue in favor of the Landlord notwithstanding any extension, modification or alteration of the Lease entered into by and between the parties, their successors or assigns, and not withstanding any assignment of the Lease with or without the consent of the Lessor, and no extension, modification, alteration or assignment of the Lease shall, in any manner release or discharge the undersigned.

3. The undersigned covenants that this Guarantee shall continue unchanged by any bankruptcy, reorganization or insolvency of Tenant or any successor or assignee of Tenant, or by any disaffirmance or abandonment by a trustee of Tenant.

4. The liability of the undersigned under this Guarantee shall be primary and in any right of action which shall accrue to the Landlord under the Lease, Landlord may, at its option, proceed against the undersigned without having commenced any action or having obtained any judgment against the Tenant.

5. The undersigned covenants to pay all Lessor's reasonable attorney's fees and all costs and other expenses incurred in any collection or attempted collection relative to the obligations hereby guaranteed or in enforcing this Guarantee against the undersigned, individually and jointly.

6. The undersigned waives notice of any demand by Landlord as well as any notice of default in the payment of rent or any other amounts contained or reserved in the Lease.

7. The terms and conditions of this Guarantee are binding upon and inure to the benefit of the respective successors and assigns of the parties named in the Lease.

Dated: August 31 2004

By: [signature]
Cardido Luzzi, Guarantor
18 Chauncey Pl
Woodbury N.Y. 11797